Exhibit 10.2

SECOND AMENDMENT TO THE AMENDED AND RESTATED

1989 STOCK-BASED INCENTIVE PLAN OF

INTERNATIONAL MULTIFOODS CORPORATION

EFFECTIVE AS OF JULY 1, 2002

                The Amended and Restated 1989 Stock-Based Incentive Plan of International Multifoods Corporation (the “Plan”) is amended, effective as of July 1, 2002, as follows:

                The definition of  “Automatic Grant” appearing in Section 1 of Part II of the Plan is amended to read as follows:

“Automatic Grant” shall mean a Non-Qualified Stock Option to purchase 2,500 shares of Stock granted to each Non-Employee Director pursuant to Section 3 of Part II of the Plan.”